FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2019 Financial Results

HANOVER, Md. - June 6, 2019 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal second quarter ended April 30, 2019.

•	Q2 Revenue: $865.0 million, increasing 18.5% year over year

•	Q2 Net Income per Share: $0.33 GAAP; $0.48 adjusted (non-GAAP)

•	Share Repurchases: Repurchased approximately 1.2 million shares of common stock for an aggregate price of $45.4 million during the quarter

"Today we reported very strong quarterly performance, including continued market share gains, driven by our technology leadership and diversified customer base in high growth markets," said Gary Smith, President and CEO, Ciena. "We are entering the second half with strong visibility and increased confidence for the full fiscal year supported by favorable industry dynamics and growing competitive advantage."

For the fiscal second quarter 2019, Ciena reported revenue of $865.0 million as compared to $730.0 million for the fiscal second quarter 2018.

Ciena's GAAP net income for the fiscal second quarter 2019 was $52.7 million, or $0.33 per diluted common share, which compares to a GAAP net income of $13.9 million, or $0.09 per diluted common share, for the fiscal second quarter 2018.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2019 was $76.2 million, or $0.48 per diluted common share, which compares to an adjusted (non-GAAP) net income of $33.8 million, or $0.23 per diluted common share, for the fiscal second quarter 2018.

Fiscal Second Quarter 2019 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendix A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q2	Q2
	FY 2019	FY 2018	Y-T-Y*
Revenue	$865.0	$730.0	18.5%
Gross margin	43.3%	40.2%	3.1%
Operating expense	$294.4	$261.2	12.7%
Operating margin	9.3%	4.4%	4.9%

	Non-GAAP Results
	Q2	Q2
	FY 2019	FY 2018	Y-T-Y*
Revenue	$865.0	$730.0	18.5%
Adj. gross margin	43.9%	40.7%	3.2%
Adj. operating expense	$269.7	$240.6	12.1%
Adj. operating margin	12.7%	7.7%	5.0%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q2 FY 2019		Q2 FY 2018
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$623.9	72.1	$527.9	72.4
Packet Networking	73.1	8.5	63.8	8.7
Total Networking Platforms	697.0	80.6	591.7	81.1

Software and Software-Related Services
Platform Software and Services	35.2	4.0	36.4	5.0
Blue Planet Automation Software and Services	12.5	1.4	2.3	0.3
Total Software and Software-Related Services	47.7	5.4	38.7	5.3

Global Services
Maintenance Support and Training	68.8	8.0	60.9	8.3
Installation and Deployment	41.3	4.8	28.2	3.9
Consulting and Network Design	10.2	1.2	10.5	1.4
Total Global Services	120.3	14.0	99.6	13.6

Total	$865.0	100.0	$730.0	100.0

Additional Performance Metrics for Fiscal Second Quarter 2019

	Revenue by Geographic Region
	Q2 FY 2019		Q2 FY 2018
	Revenue	% **	Revenue	% **
North America	$576.1	66.5	$431.2	59.1
Europe, Middle East and Africa	115.0	13.3	121.7	16.7
Caribbean and Latin America	39.4	4.6	25.1	3.4
Asia Pacific	134.5	15.6	152.0	20.8
Total	$865.0	100.0	$730.0	100.0
** Denotes % of total revenue

•	Two 10%-plus customers represented a total of 25% of revenue

•	Cash and investments totaled $818.5 million

•	Cash flow from operations totaled $104.1 million

•	Average days' sales outstanding (DSOs) were 86

•	Accounts receivable balance was $756.6 million

•	Unbilled contract asset balance was $74.4 million

•	Inventories totaled $359.4 million, including:

◦	Raw materials: $90.3 million

◦	Work in process: $12.0 million

◦	Finished goods: $205.4 million

◦	Deferred cost of sales: $100.6 million

◦	Reserve for excess and obsolescence: $(48.9) million

•	Product inventory turns were 4.6

•	Headcount totaled 6,176

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Second Quarter 2019 Results
Today, Thursday, June 6, 2019, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website an accompanying investor presentation for its unaudited fiscal second quarter 2019 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “Today we reported very strong quarterly performance, including continued market share gains, driven by our technology leadership and diversified customer base in high growth markets"; "We are entering the second half with strong visibility and increased confidence for the full fiscal year supported by favorable industry dynamics and growing competitive advantage.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs and duties; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in Ciena's Quarterly Report on Form 10-Q filed with the SEC on March 11, 2019 and its Annual Report on Form 10-K filed with the SEC on December 21, 2018. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendix A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our clients create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended April 30,		Six Months Ended April 30,
	2019	2018	2019	2018
Revenue:
Products	$710,688	$604,226	$1,353,220	$1,129,835
Services	154,323	125,752	290,318	246,278
Total revenue	865,011	729,978	1,643,538	1,376,113
Cost of goods sold:
Products	411,050	372,568	791,492	685,688
Services	79,284	64,103	154,028	125,353
Total cost of goods sold	490,334	436,671	945,520	811,041
Gross profit	374,677	293,307	698,018	565,072
Operating expenses:
Research and development	137,969	116,924	266,602	235,448
Selling and marketing	103,502	97,359	201,615	185,874
General and administrative	42,154	38,976	81,397	77,382
Amortization of intangible assets	5,529	3,623	11,057	7,246
Significant asset impairments and restructuring costs	4,068	4,359	6,341	10,320
Acquisition and integration costs	1,135	—	2,743	—
Total operating expenses	294,357	261,241	569,755	516,270
Income from operations	80,320	32,066	128,263	48,802
Interest and other income (loss), net	(244)	1,296	4,009	2,871
Interest expense	(9,471)	(13,031)	(18,912)	(26,765)
Income before income taxes	70,605	20,331	113,360	24,908
Provision for income taxes	17,867	6,475	27,006	484,415
Net income (loss)	$52,738	$13,856	$86,354	$(459,507)

Net Income (loss) per Common Share
Basic net income (loss) per common share	$0.34	$0.10	$0.55	$(3.19)
Diluted net income (loss) per potential common share	$0.33	$0.09	$0.55	$(3.19)

Weighted average basic common shares outstanding	156,170	143,975	156,244	143,948
Weighted average dilutive potential common shares outstanding [1]	158,289	147,973	158,211	143,948

1. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2019 includes 2.1 million shares underlying certain stock options and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first six months of fiscal 2019 includes 2.0 million shares underlying certain stock options and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2018 includes 1.3 million shares underlying certain stock options and stock unit awards and 2.7 million shares underlying Ciena's "New" 3.75% senior convertible notes, which were converted by holders thereof immediately prior to maturity during the fourth quarter of fiscal 2018.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	April 30, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$699,148	$745,423
Short-term investments	119,327	148,981
Accounts receivable, net	756,607	786,502
Inventories	359,417	262,751
Prepaid expenses and other	243,669	198,945
Total current assets	2,178,168	2,142,602
Long-term investments	—	58,970
Equipment, building, furniture and fixtures, net	282,022	292,067
Goodwill	297,711	297,968
Other intangible assets, net	129,971	148,225
Deferred tax asset, net	715,968	745,039
Other long-term assets	82,938	71,652
Total assets	$3,686,778	$3,756,523
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$366,932	$340,582
Accrued liabilities and other short-term obligations	291,417	340,075
Deferred revenue	104,030	111,134
Current portion of long-term debt	7,000	7,000
Debt conversion liability	—	164,212
Total current liabilities	769,379	963,003
Long-term deferred revenue	40,992	58,323
Other long-term obligations	129,779	119,413
Long-term debt, net	683,429	686,450
Total liabilities	$1,623,579	$1,827,189
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 155,566,701 and 154,318,531 shares issued and outstanding	1,556	1,543
Additional paid-in capital	6,892,342	6,881,223
Accumulated other comprehensive loss	(19,206)	(5,780)
Accumulated deficit	(4,811,493)	(4,947,652)
Total stockholders’ equity	2,063,199	1,929,334
Total liabilities and stockholders’ equity	$3,686,778	$3,756,523

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended April 30,
	2019	2018
Cash flows provided by operating activities:
Net income (loss)	$86,354	$(459,507)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	42,995	41,400
Share-based compensation costs	29,362	26,559
Amortization of intangible assets	17,778	11,824
Deferred taxes	18,293	481,401
Provision for inventory excess and obsolescence	10,245	14,977
Provision for warranty	9,276	10,565
Other	(2,259)	12,645
Changes in assets and liabilities:
Accounts receivable	43,174	(28,055)
Inventories	(109,554)	20,420
Prepaid expenses and other	(33,241)	2,623
Accounts payable, accruals and other obligations	(26,971)	(55,986)
Deferred revenue	4,560	(5,736)
Net cash provided by operating activities	90,012	73,130
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(35,289)	(31,946)
Restricted cash	—	54
Purchase of available for sale securities	(97,897)	(198,026)
Proceeds from maturities of available for sale securities	90,000	200,000
Proceeds from sales of available for sale securities	98,263	—
Settlement of foreign currency forward contracts, net	(2,741)	132
Purchase of equity investment	(2,667)	(767)
Net cash provided by (used in) investing activities	49,669	(30,553)
Cash flows used in financing activities:
Payment of long term debt	(3,500)	(2,000)
Payment of capital lease obligations	(1,679)	(1,868)
Payment for debt conversion liability	(111,268)	—
Shares repurchased for tax withholdings on vesting of restricted stock units	(15,865)	—
Repurchases of common stock - repurchase program	(65,103)	(38,036)
Proceeds from issuance of common stock	11,235	11,804
Net cash used in financing activities	(186,180)	(30,100)
Effect of exchange rate changes on cash and cash equivalents	224	(894)
Net increase (decrease) in cash and cash equivalents	(46,275)	11,583
Cash and cash equivalents at beginning of period	745,423	640,513
Cash and cash equivalents at end of period	$699,148	$652,096
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$19,978	$21,843
Cash paid during the period for income taxes, net	$9,258	$15,136
Non-cash investing activities
Purchase of equipment in accounts payable	$2,793	$3,226
Non-cash financing activities
Repurchase of common stock in accrued liabilities from repurchase program	$1,441	$1,111
Conversion of debt conversion liability into 1,585,140 shares of common stock	$52,944	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures (unaudited)

	Quarter Ended April 30,
	2019	2018
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$374,677	$293,307
Share-based compensation-products	702	824
Share-based compensation-services	907	722
Amortization of intangible assets	3,303	2,289
Total adjustments related to gross profit	4,912	3,835
Adjusted (non-GAAP) gross profit	$379,589	$297,142
Adjusted (non-GAAP) gross profit percentage	43.9%	40.7%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$294,357	$261,241
Share-based compensation-research and development	4,083	3,796
Share-based compensation-sales and marketing	4,346	3,760
Share-based compensation-general and administrative	5,491	5,109
Amortization of intangible assets	5,529	3,623
Significant asset impairments and restructuring costs	4,068	4,359
Acquisition and integration costs	1,135	—
Total adjustments related to operating expense	24,652	20,647
Adjusted (non-GAAP) operating expense	$269,705	$240,594

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$80,320	$32,066
Total adjustments related to gross profit	4,912	3,835
Total adjustments related to operating expense	24,652	20,647
Total adjustments related to income from operations	29,564	24,482
Adjusted (non-GAAP) income from operations	$109,884	$56,548
Adjusted (non-GAAP) operating margin percentage	12.7%	7.7%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$52,738	$13,856
Exclude GAAP provision for income taxes	17,867	6,475
Income before income taxes	70,605	20,331
Total adjustments related to income from operations	29,564	24,482
Non-cash interest expense	—	759
Adjusted income before income taxes	100,169	45,572
Non-GAAP tax provision on adjusted income before income taxes	23,940	11,789
Adjusted (non-GAAP) net income	$76,229	$33,783

Weighted average basic common shares outstanding	156,170	143,975
Weighted average dilutive potential common shares outstanding [1]	158,289	151,011

Net Income per Common Share
GAAP diluted net income per common share	$0.33	$0.09
Adjusted (non-GAAP) diluted net income per common share[2]	$0.48	$0.23

1.
Weighted average dilutive potential common shares outstanding used in calculating adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2019 includes 2.1 million shares underlying certain stock options and stock unit awards.

Weighted average dilutive potential common shares outstanding used in calculating adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2018 includes 1.3 million shares underlying certain stock options and stock unit awards, 2.7 million shares underlying Ciena's "New" 3.75% convertible senior notes, which were converted by holders thereof immediately prior to maturity during the fourth quarter of fiscal 2018, and 3.0 million shares underlying Ciena's "Original" 3.75% convertible senior notes, which were converted by holders thereof immediately prior to maturity during the fourth quarter of fiscal 2018.

2.
The calculation of Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2018 requires adding back interest expense of approximately $0.5 million associated with Ciena's "Original" 3.75% convertible senior notes, which were converted by holders thereof immediately prior to maturity during the fourth quarter of fiscal 2018, to the Adjusted (non-GAAP) net income in order to derive the numerator for the Adjusted earnings per common share calculation.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended April 30,
	2019	2018
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$52,738	$13,856
Add: Interest expense	9,471	13,031
Less: Interest and other income (loss), net	(244)	1,296
Add: Provision for income taxes	17,867	6,475
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	21,482	20,567
Add: Amortization of intangible assets	8,832	5,912
EBITDA	$110,634	$58,545
Add: Shared-based compensation cost	15,607	14,166
Add: Significant asset impairments and restructuring costs	4,068	4,359
Add: Acquisition and integration costs	1,135	—
Adjusted EBITDA	$131,444	$77,070

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Acquisition and integration costs - consist of financial, legal and accounting advisors' costs and severance and other employment-related costs related to Ciena's acquisition of Packet Design and DonRiver, including costs associated with a three-year earn-out arrangement related to the DonRiver acquisition. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Non-cash interest expense - a non-cash debt discount expense amortized as interest expense during the term of Ciena's 4.0% senior convertible notes, which were converted during the fourth quarter of 2018, relating to the required separate accounting of the equity component of these convertible notes.

•
Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 23.9% for the second fiscal quarter of 2019, and 25.87% for the second fiscal quarter of 2018. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.